Exhibit 10.2

Execution Version

Granite Construction Incorporated

_____________________________________

Temporary Waiver and Agreement
Dated as of December 24, 2013

to

Note Purchase Agreement
Dated as of December 12, 2007

_____________________________________

Re:
$200,000,000 6.11% Series 2007-A Senior Notes due December 12, 2019

Temporary Waiver and Agreement

This Temporary Waiver and Agreement dated as of December 24, 2013 (the or this “Waiver”) to that certain Note Purchase Agreement dated as of December 12, 2007 is between Granite Construction Incorporated, a Delaware corporation (the “Company”), each of the Guarantors (as defined in the hereinafter defined Note Purchase Agreement) listed on the signature pages hereto, and each of the institutional investors listed on the signature pages hereto (collectively, the “Noteholders”):
Recitals:

A.    The Company and each of the Purchasers (as defined in the hereinafter defined Note Purchase Agreement) heretofore entered into that certain Note Purchase Agreement dated as of December 12, 2007 (as amended by that certain First Amendment dated as of October 11, 2012, the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company originally issued and currently has outstanding $200,000,000 aggregate principal amount of its 6.11% Series 2007-A Senior Notes due December 12, 2019 (the “Notes”). The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.
B.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
C.    Each of the Guarantors has entered into the Guaranty Agreement pursuant to which it has guaranteed the obligations of the Company under the Note Purchase Agreement and the Notes.
D.    The Company has notified the Noteholders that Events of Default are about to occur as a result of the Company’s inability to maintain (1) Consolidated Tangible Net Worth as required by Section 10.2 of the Note Purchase Agreement (the “Consolidated Tangible Net Worth Covenant”) and (2) the Consolidated Leverage Ratio as required by Section 10.3(a) of the Note Purchase Agreement (the “Consolidated Leverage Ratio Covenant”) during the Waiver Period (as hereinafter defined).
E.    The Company has requested that the Noteholders waive any testing of, or compliance by the Company with, the Consolidated Tangible Net Worth Covenant and the Consolidated Leverage Ratio Covenant solely during the Waiver Period.
F.    All requirements of law have been fully complied with and all other acts and things necessary to make this Waiver a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Waiver set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
SECTION 1.Temporary Waiver and Agreement.

1.1    Pursuant to Section 17.1 of the Note Purchase Agreement and subject to the terms and conditions of this Waiver, the Noteholders agree to waive any testing of, or compliance by the Company with, the Consolidated Tangible Net Worth Covenant and the Consolidated Leverage Ratio Covenant solely during the period beginning on October 1, 2013 and ending on the earliest to occur of (a) a default by the Company in the performance or compliance with Section 1.2 hereof, (b) the occurrence of any Event of Default, (c) (i) the occurrence of any “Event of Default” under and as defined in the Bank Credit Agreement or (ii) the waiver, amendment or other modification of any provision of the Bank Credit Agreement (other than pursuant to the Bank Credit Agreement Waiver (as hereinafter defined)) without which an Event of Default under the Bank Credit Agreement would occur and (d) March 3, 2014 (the “Waiver Period”).
Upon the expiration or termination of the Waiver Period, any Event of Default that would have occurred during the Waiver Period but for the temporary waiver set forth in this Section 1.1, shall be deemed no longer subject to an effective waiver to the same extent as if the waiver requested herein had never been in effect and the Noteholders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Note Purchase Agreement as a result of any such Event of Default.
The waivers set forth in this Waiver are limited to the extent specifically set forth above and shall in no way serve to waive (1) compliance with (i) the Consolidated Tangible Net Worth Covenant and the Consolidated Leverage Ratio Covenant for any other period or (ii) any other terms, covenants or provisions of the Note Purchase Agreement or any other Transaction Document, or any obligations of the Company or the Guarantors or (2) any Events of Default that may have previously occurred or that occur after the date hereof, other than as expressly set forth above.
1.2     As consideration for the temporary waiver set forth in Section 1.1, the Company agrees that it will not, at any time during the Waiver Period, (a) permit Consolidated Tangible Net Worth to be less than $640,000,000 or (b) permit the Consolidated Leverage Ratio to exceed 4.50 to 1.00.
The Company shall promptly upon availability, but in any event within five Business Days after any Noteholder requests, provide calculations to evidence compliance with the financial covenant requirements set forth in this Section 1.2. Any failure to comply with the financial covenant requirements set forth in this Section 1.2 shall constitute an “Event of Default” under the Note Purchase Agreement.

SECTION 2.Representations and Warranties of the Company.
2.1    To induce the Noteholders to execute and deliver this Waiver (which representations shall survive the execution and delivery of this Waiver), the Company represents and warrants to the Noteholders that:
(a)this Waiver has been duly authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company and this Waiver and the Note Purchase Agreement, as affected by this Waiver, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(b)the execution and delivery of this Waiver by the Company and the performance hereof and of the Note Purchase Agreement, as affected by this Waiver, by the Company will not (1) violate (i) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws or other charter documents, (ii) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (iii) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (2) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (1)(iii) of this Section 2.1(b);
(c)no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Waiver by the Company or the performance thereof or of the Note Purchase Agreement, as affected by this Waiver, by the Company;
(d)the Persons appearing as Guarantors on the signature pages to this Waiver constitute all Persons who are required to be Guarantors pursuant to the terms of the Note Purchase Agreement, including, without limitation, all Persons who became Subsidiaries or were otherwise required to become Guarantors after the First Amendment Effective Date, and each of such Persons has become and remains a party to the Guaranty Agreement as a Guarantor;
(e)all the representations and warranties contained in Section 2.1(i) of the First Amendment dated as of October 11, 2012 to the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date); and

(f)after giving effect to this Waiver and the Bank Credit Agreement Waiver, no Default or Event of Default has occurred which is continuing; and no default or event of default under the Bank Credit Agreement exists, or would result from the effectiveness of this Waiver.

SECTION 3.Conditions to Effectiveness of this Waiver.
3.1    This Waiver shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
(a)executed counterparts of this Waiver, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;
(b)the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;
(c)the Company shall have delivered to each Noteholder financial projections for the fiscal quarter ending December 31, 2013, which shall include a projected consolidated balance sheet and projected consolidated statements of income, stockholders’ equity and cash flow for such period, in each case prepared in a manner consistent with the financial statements previously delivered pursuant to Section 7.1(a) of the Note Purchase Agreement and the information (including detailed calculations) required to determine projected Consolidated Tangible Net Worth and the Consolidated Leverage Ratio as of December 31, 2013;
(d)the Company shall have delivered to each Noteholder evidence that the parties to the Bank Credit Agreement shall have duly executed and delivered an amendment and/or waiver to the same effect as this Waiver (the “Bank Credit Agreement Waiver”) which such amendment and/or waiver shall be in form and substance reasonably satisfactory to the Required Holders and which shall not contain any provisions or amendments which relate to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Company or any of its Subsidiaries to any more onerous or more restrictive provisions;
(e)each Noteholder shall have received, by payment in immediately available funds to the account of such holder set forth in Schedule A to the Note Purchase Agreement or to such other account as such Noteholder shall have heretofore provided to the Company, the amount set forth opposite such Noteholder’s name in Schedule 1 attached hereto; and
(f)the Company shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Waiver.

SECTION 4.Reaffirmation of Guaranty Agreement.
4.1By their execution and delivery hereof, the undersigned Guarantors hereby acknowledge and agree to this Waiver and reaffirm the Guaranty Agreement dated as of December 12, 2007 given in favor of each Noteholder and their respective successors and assigns.
SECTION 5.Miscellaneous.
5.1This Waiver shall be construed in connection with and as part of the Note Purchase Agreement, and except as affected by this Waiver, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
5.2Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Waiver may refer to the Note Purchase Agreement without making specific reference to this Waiver but nevertheless all such references shall include this Waiver unless the context otherwise requires.
5.3None of the terms or conditions of this Waiver may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 17.1 of the Note Purchase Agreement.
5.4The descriptive headings of the various Sections or parts of this Waiver are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
5.5This Waiver shall be governed by and construed in accordance with the laws of the State of New York.
5.6The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Waiver may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
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Granite Construction Incorporated

By	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Its Sr. VP and CFO

By	/s/ Jigisha Desai
Jigisha Desai
Its VP Treasurer

Granite Construction Company

By	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Its Sr. VP and CFO

By	/s/ Jigisha Desai
Jigisha Desai
Its VP Treasurer

GILC Incorporated

By	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Its Sr. VP and CFO

By	/s/ Jigisha Desai
Jigisha Desai
Its VP Treasurer

Granite Construction Northeast, Inc.

By	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Its Sr. VP and CFO

By	/s/ Jigisha Desai
Jigisha Desai
Its VP Treasurer

Intermountain Slurry Seal, Inc.

By	/s/ Kathleen Schreckengost
Kathleen Schreckengost
Its VP Treasurer

By	/s/ Darren S. Beevor
Darren S. Beevor
Its VP Controller

Kenny Construction Company

By	/s/ Ashley M. Stinson
Ashley M. Stinson
Its VP

Accepted and Agreed to:

The Prudential Life Insurance Company of America

By:	/s/ David Levine
Vice President

Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ David Levine
Vice President

Universal Prudential Arizona Reinsurance Company

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ David Levine
Vice President

Zurich American Insurance Company

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ David Levine
Vice President

The Variable Annuity Insurance Company

By:	AIG Asset Management (U.S.), LLC
Investment Advisor

By:	/s/ David Patch
Name:	David Patch
Title:	Vice President

ING Life Insurance and Annuity Company
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York
Security Life of Denver Insurance Company

By:	ING Investment Management LLC,
as Agent

By:	/s/ Gregory R. Addicks
Gregory R. Addicks
Senior Vice President

The Guardian Life Insurance Company of America

By:	/s/ Edward J. Brennan
Name:	Edward J. Brennan
Title:	Senior Director

Principal Life Insurance Company

By:	Principal Global Investors, LLC,
a Delaware limited liability company,
its authorized signatory

By:	/s/ Colin Pennycooke
Its:	Counsel

By:	/s/ Adrienne L. McFarland
Its:	Counsel

United of Omaha Life Insurance Company

By:	/s/ Curtis R. Caldwell
Name:	Curtis R. Caldwell
Title:	Senior Vice President

Allianz Life Insurance Company of North America

By:	/s/ Brian F. Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

American United Life Insurance Company

By:	/s/ Michael Bullock
Name:	Michael Bullock
Title:	VP, Private Placements

The State Life Insurance Company

By:	American United Life Insurance Company,
its agent

By:	/s/ Michael Bullock
Name:	Michael Bullock
Title:	VP, Private Placements

Farm Bureau Life Insurance Company of Michigan

By:	American United Life Insurance Company,
its agent

By:	/s/ Michael Bullock
Name:	Michael Bullock
Title:	VP, Private Placements

American Family Life Insurance Company

By:	/s/ David Voge
Name:	David Voge
Title:	Senior Fixed Income Analyst

Assurity Life Insurance Company

By:	/s/ Joseph J. Mick
Name:	Joseph J. Mick
Title:	Senior Investment Analyst